Exhibit 10.19

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS EITHER (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, OR DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY.

REDACTED INFORMATION IS MARKED WITH A [*****]

EXCLUSIVE PATENT LICENSE AGREEMENT

This License Agreement is effective as of the date of the last signature below (EFFECTIVE DATE) and is entered into by Battelle Energy Alliance, LLC (BEA), having its principal place of business at 2525 N. Fremont Avenue, Idaho Falls, ID 83415, and Nano Nuclear Energy Inc. (LICENSEE), having its principal place of business at 1411 Broadway 38th FL, New York, New York 10018 The parties may also be referred to singularly as “Party” or collectively as “Parties.”

BACKGROUND

BEA is the management and operating contractor of Idaho National Laboratory (INL) under United States Department of Energy (DOE) Contract No. DE-AC07-05ID14517. BEA desires to grant a license to LICENSED PATENTS.

LICENSEE desires to receive an exclusive license to LICENSED PATENTS from BEA to commercially develop the LICENSED PRODUCTS.

The Parties agree as follows:

Article 1

Definitions

1.1 LICENSED PATENTS means the patents and/or patent applications identified in Appendix A.

1.2 LICENSED FIELD is unlimited.

1.3 LICENSED TERRITORY means the countries or territories covered by the LICENSED PATENTS; it being acknowledged that patent protection may not be sought or available in all countries.

1.4 LICENSED PRODUCTS means any apparatus, article of manufacture, composition of matter, machine, method, product, process, product-by-process, service using a process, system, or any other instrumentality that embodies claimed subject matter of the LICENSED PATENTS and that, absent the license granted herein, would infringe at least one claim of any of the LICENSED PATENTS.

1.5 NET SALES means the total amount invoiced to purchasers throughout the world for LICENSED PRODUCTS sold, leased, or otherwise made available by LICENSEE or their SUBLICENSEES and for services provided by LICENSEE or their SUBLICENSEES that use LICENSED PRODUCTS less deduction of regular trade and quantity discounts and any allowances and credits because of returns and price adjustments for LICENSED PRODUCTS previously transferred.

1.6 SUBLICENSEE is a third-party licensee of LICENSEE having a properly executed license agreement with LICENSEE to practice the LICENSED PATENTS and if applicable, to make LICENSED PRODUCTS available to others in accordance with the terms and conditions of this License Agreement.

1.7 PATENT COSTS means all past or ongoing costs and expenses incurred or to be incurred by BEA in preparing, filing, prosecuting and maintaining any of the LICENSED PATENTS, including continuations, re-examinations, reissues, appeals, inter partes reviews, post-grant reviews, covered business method reviews, and supplemental examinations.

1.8 NON-ROYALTY SUBLICENSE INCOME means the fair market cash value of any and all consideration received by LICENSEE from SUBLICENSEES under or otherwise in connection with its sublicenses, including without limitation license issue fees, option fees and other licensing fees, milestone payments, minimum annual royalties, equity or other payments of any kind whatsoever (but excluding Running Royalties paid for NET SALES by SUBLICENSEES), or any other consideration, irrespective of the form of payment.

Article 2

License Grant

2.1 In exchange for the obligations set forth in this License Agreement and its Appendices, BEA grants to LICENSEE an exclusive, royalty bearing license under LICENSED PATENTS, to make, have made, use, sell, and import LICENSED PRODUCTS in the LICENSED FIELD within the LICENSED TERRITORY.

2.2 Notwithstanding provision in Section 2.1, the U.S. Government retains a worldwide, nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the LICENSED PATENTS for or on behalf of the U.S. Government, including, but not limited to, BEA and its successor. BEA retains the right to practice the LICENSED PATENTS for research purposes including research with or for third parties.

2.3 DOE has certain march-in rights to the LICENSED PATENTS in accordance with 48 C.F.R.27.304-1(g).

2.4 LICENSEE must not pledge or attempt to pledge its rights under this License Agreement as collateral to a third party.

Article 3

Sublicensing

3.1 LICENSEE may grant written, non-exclusive Sublicenses to SUBLICENSEE(S). LICENSEE shall have the same responsibility for the activities of any of its SUBLICENSEE(S) as if the SUBLICENSEE(S)’s activities were directly those of LICENSEE. LICENSEE shall request, in writing, approval from BEA for each Sublicense prior to execution. Once approved, a copy of all executed Sublicenses.

3.2 All sublicense agreements will set forth the U.S. Government’s retention of a worldwide, non-exclusive, non-transferrable, irrevocable, paid-up license to practice the LICENSED PATENTS for or on behalf of the U.S. Government throughout the world and DOE’s rights as set forth in Article 2 (License Grant); a notice of LICENSEE’s obligations to assign rights to Sublicenses to BEA as set forth in Article 3 (Sublicensing); the provisions of Articles 5 (Payments), 6 (Reports), 7 (Records and Audits), 8 (Disclaimer of Warranties and Indemnification), 11 (Assignability), 13 (Export Control), 15 (U.S. Manufacturing Preference), and 17 (Governing Law). LICENSEE shall include notice of this provision in any Sublicense.

3.3 If this License Agreement is terminated for any reason, then LICENSEE shall immediately assign all of its rights under all Sublicenses to BEA, including rights to all Sublicense payments to BEA. Prior to execution of each Sublicense, LICENSEE shall include notice of this provision in any sublicense.

3.4 Licensee warrants that it will not grant any rights inconsistent with the terms, scope, duration, and Fields of Use of this Agreement and shall not grant rights to any Sublicensee that BEA itself would be prohibited from entering into by applicable laws, rules and regulations. Copies of all negotiated and executed Sublicenses shall be provided to BEA in accordance with Section 3.1.

Article 4

Obtaining and Maintaining Intellectual Property

4.1 BEA has sole discretion in the preparation, filing, prosecution and maintenance of all patent applications and patents included in the LICENSED PATENTS.

4.2 LICENSEE must reimburse BEA within two (2) months of being invoiced by BEA for all PATENT COSTS.

4.3 Subject to mutual agreement by the Parties, LICENSEE and BEA shall select foreign jurisdictions in which counterpart foreign patent protection of the LICENSED PATENTS is to be sought and included in the LICENSED PATENTS.

4.4 BEA may, at its own expense, file in any foreign country or jurisdiction not mutually agreed upon, which foreign patents will not become part of the LICENSED PATENTS.

Article 5

Payments

5.1	[*****]
5.2	[*****]
5.3	[*****]
5.4	[*****]
5.5	[*****]
5.6	[*****]

Article 6

Reports

6.1 With each royalty payment, LICENSEE must deliver to BEA a full and accurate report to include the following information:

(a)	The total NET SALES of the LICENSED PRODUCTS, by country;

(b)	Quantity, by country, of the LICENSED PRODUCTS sold, leased or otherwise disposed of by LICENSEE or their SUBLICENSEES;

(c)	Quantity by U.S. Government agency of the LICENSED PRODUCTS produced for or provided to any U.S. Government agency by LICENSEE or their SUBLICENSEES;

(d)	Quantities of the LICENSED PRODUCTS used internally to provide services as reflected in NET SALES by LICENSEE or their SUBLICENSEES;

(e)	Total royalties and other amounts payable to BEA;

(f)	Information sufficient to determine LICENSEE’s and SUBLICENSEES’ compliance with Article 15 (U.S. Manufacturing Requirement).

6.2 All sales for U.S. Government purposes must be reported under this Article and such reports will include (a) a U.S. Government contract number, (b) identification of the U.S. Government agency, and (c) a description as to how the benefits of the royalty free sales were passed on to the U.S. Government.

6.3 Upon termination or expiration of this License Agreement, LICENSEE shall submit a final report according to this to Article and pay all amounts owing to BEA within two (2) months of the termination date.

Article 7

Records and Audits

7.1 LICENSEE must keep detailed and accurate accounting records containing all information and data necessary for calculating all royalties and payments payable to BEA.

7.2 LICENSEE must keep detailed and accurate accounting records containing all information and data necessary for determining LICENSEE’s compliance with Article 15 (U.S. Manufacturing Requirement).

7.3 During the term of this License Agreement and for the five (5) years following the expiration or termination of this License Agreement, LICENSEE must make the records required by this Article available and open for inspection by BEA, or its designee, upon two (2) weeks written notice and at BEA’s expense, for verifying LICENSEE’s compliance with the requirements of this License Agreement.

Article 8

Disclaimer of Warranties and Indemnification

8.1 NEITHER BEA NOR THE U.S. GOVERNMENT MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ASSUMES ANY RESPONSIBILITIES WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, OR ITS SUCCESSORS IN INTEREST OF ANY PRODUCTS, PROCESSES, OR MATERIALS DEVELOPED IN CONNECTION WITH OR ARISING OUT OF THE LICENSED PATENTS, OR THAT ANYTHING MADE, USED, OFFERED FOR SALE, SOLD, IMPORTED, OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED IN THIS LICENSE AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY.

8.2 BEA makes no warranties or representations on the validity of the LICENSED PATENTS. BEA makes no warranties or representations on whether the LICENSED PATENTS may be practiced without infringing patents or other intellectual property rights held by third parties.

8.3 LICENSEE shall indemnify, defend, and hold harmless BEA and the U.S. Government for all damages, costs, and expenses, including BEA and/or U.S. Government attorneys’ fees, arising out of or in any way connected with the exercise by LICENSEE of any rights granted and/or obligations undertaken in this License Agreement regardless of whether such damages, costs, and expenses are incurred by LICENSEE, or third parties.

8.4 Neither BEA nor the U.S. Government will be liable for any indirect, special, consequential, or other damages, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

8.5 LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to BEA to defend against any actions brought or filed against any party indemnified above.

8.6 Nothing in this License Agreement is or shall be construed as an obligation for BEA or LICENSEE to bring or prosecute actions or suits against third parties for infringement.

8.7 LICENSEE has had the opportunity to consult with legal counsel in reviewing the LICENSED PATENTS and the terms and conditions of this License Agreement. LICENSEE agrees that both the LICENSED PATENTS and this License Agreement are suitable for LICENSEE’s purposes. BEA may share a portion of the income it receives under this License Agreement with the inventors or authors of the LICENSED PRODUCTS as required by BEA’s Prime Contract with DOE and its Royalty Sharing Program. BEA, as a result of its parent company being a charitable trust, is required to comply with Section 501(c)(3) of the Internal Revenue Code, and thus cannot renegotiate any terms of this License Agreement in a manner which may create an impermissible private benefit or inurement.

Article 9

Expiration and Termination

9.1 Unless this License Agreement is sooner terminated as provided in this Article, it will automatically terminate upon the expiration, abandonment, or other termination of all LICENSED PATENTS.

9.2 If either Party is in default of any material obligation, or is adjudged bankrupt, or becomes insolvent, or makes an assignment for the benefit of creditors, or is placed in the hands of a receiver or trustee in bankruptcy, to the extent allowed by law, the other Party may terminate this License Agreement by giving written notice to the other Party, specifying the basis for termination. If within two (2) calendar months after the receipt of the notice, the other Party remedies the condition, this License Agreement will continue in full force and effect.

9.3 If LICENSEE fails to comply with the requirements of Article 15 (U.S. Manufacturing Preference), BEA may terminate this License Agreement by giving written notice to LICENSEE specifying the basis for termination. Termination will be effective on receipt of the notice by LICENSEE, unless BEA provides a time period in the notice in which LICENSEE may remedy its failure to comply.

9.4 LICENSEE has the right to terminate this License Agreement by providing written notice of intent to terminate at least three (3) calendar months prior to date of termination.

9.5 The following rights and obligations survive any termination of this License Agreement:

(a)	BEA’s right to receive royalties and LICENSEE’s obligation to pay royalties accrued or accruable for payment at the time of any termination as stated in Article 5 (Payments);

(b)	LICENSEE’s obligation to supply reports as stated in Article 6 (Reports);

(c)	LICENSEE’s obligation to maintain records and allow audits as stated in Article 7 (Records and Audits);

(d)	Any Party’s cause of action or claim accrued or to accrue, arising from breach or default by another Party hereto; and

(e)	The provisions contained in Articles 8 (Disclaimer of Warranties and Indemnification), 13 (Export Control), 16 (Patent Notice Marking), 17 (Dispute Resolution), and 18 (Governing Law).

9.6 This License Agreement will automatically terminate if LICENSEE pledges or attempts to pledge its rights under this License Agreement as collateral to a third party.

Article 10

Litigation

10.1 Upon LICENSEE suspecting a third party may be infringing any of the LICENSED PATENTS, LICENSEE shall notify BEA in writing of the suspected infringement of the LICENSED PATENTS and shall also provide or make available to BEA any evidence of the suspected infringement.

10.2 For as long as LICENSEE retains an exclusive license hereunder, LICENSEE shall have the first right to file suit for infringement against third parties. Subject to approval by DOE, BEA shall, upon LICENSEE’s written request, join as a party plaintiff in any lawsuit filed by LICENSEE against a third party, provided that all BEA costs, attorney fees, and expenses are paid by LICENSEE. BEA may, at its own expense, bring the suit or take any other appropriate action if LICENSEE does not file suit within ninety (90) days from receiving written notice from BEA of its desire to bring the infringement suit against a third party on its own behalf.

10.3 The Party bringing suit against a third party under Section 8.2 is entitled to any resulting recovery of damages, subject to LICENSEE’s obligation to pay royalties to BEA.

10.4 In infringement suits brought by LICENSEE, pursuant to 8.2 above, twenty-five percent (25%) of all settlements, damages or other monetary awards received by LICENSEE shall be paid to BEA.

10.5 Any settlement by LICENSEE with an infringer requires prior written approval of BEA.

Article 11

Assignability

LICENSEE may not assign any rights or obligations under this License Agreement without the written consent of BEA. BEA may assign its rights in this License Agreement to DOE or DOE’s designee without consent of LICENSEE.

Article 12

Severability

If any part of this License Agreement is held invalid under controlling law, all remaining provisions will remain in force.

Article 13

Export Control

13.1 LICENSEE acknowledges that the LICENSED PRODUCTS under this License Agreement are subject to U.S. export control laws that restrict (i) transactions with certain persons, and (ii) the type and level of technologies and services that may be exported. These laws include, without limitation, the Arms Export Control Act, the Export Administration Act, the International Emergency Economic Powers Act, and the Atomic Energy Act and regulations issued pursuant to these, including the Export Administration Regulations (EAR) (15 CFR Parts 730-774), the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130), and the Nuclear Regulatory Commission and Department of Energy export regulations (10 CFR Parts 110 and 810). Export control requirements may change and that export of goods and/or technical data from the U.S. without an export license or other appropriate governmental authorization may result in criminal liability.

13.2 LICENSEE agrees to not export, re-export or otherwise transfer, directly or indirectly, including through its employees, agents, affiliates, licensees or subsidiaries the LICENSED PRODUCTS or any related technical data or item provided by BEA without first obtaining all governmental authorizations required for compliance with U.S. law. LICENSEE assumes responsibility to obtain all necessary export licenses and other governmental authorizations required of LICENSEE and all liability for failure to do so. LICENSEE is responsible for all regulatory record keeping requirements associated with the use of all export authorizations it obtains. LICENSEE acknowledges it can contact the U.S. Departments of Commerce, State, Energy and Treasury for guidance as to applicable U.S. licensing requirements and other restrictions. This License Agreement provides no express or implied governmental authorization or export license.

Article 14

Waiver, Integration, Alteration

14.1 The waiver of a breach must be in writing and signed by an authorized representative of the waiving Party and is not a waiver of any other breach.

14.2 This License Agreement forms the entire understanding between the Parties, and supersedes all other license agreements, between the Parties for the LICENSED PATENTS and LICENSED PRODUCTS.

14.3 This License Agreement may be altered only in writing and any modification must be prepared by BEA and signed by an authorized representative of each Party.

Article 15

U.S. Manufacturing Requirement

All LICENSED PRODUCTS must be substantially manufactured in the U.S. unless LICENSEE can show to the satisfaction of DOE that it is not commercially feasible. If DOE agrees to foreign manufacture, DOE will require that the Government’s support of the technology be recognized in some appropriate manner, e.g., alternative binding commitments to provide an overall net benefit to the U.S. economy. LICENSEE agrees that it will not license, assign, or otherwise transfer any subject invention to any entity, at any tier, unless that entity agrees to these same requirements. If LICENSEE undergoes a change in ownership amounting to a controlling interest, LICENSEE must ensure continual compliance with the requirements of this Article and must inform BEA and DOE, in writing, of the change in ownership within 3 months of the change.

Article 16

Patent Notice Marking

LICENSEE shall place in a conspicuous location on the LICENSED PRODUCTS or if not possible, on the container thereof, a patent notice in accordance with 35 U.S.C. § 287. LICENSEE agrees to mark each LICENSED PRODUCT, or container thereof, with the number of each applicable patent. LICENSEE shall also respond to any request for disclosure under 35 U.S.C. § 287(b)(4)(B) by notifying BEA of the request.

Article 17

Dispute Resolution

The Parties shall make a good faith effort to promptly settle any controversy or claim arising out of or relating to this License Agreement, or breach thereof, by negotiation between members of the management of each Party having authority to settle any controversy or claim arising out of or relating to this License Agreement. The Parties understand and agree this Article 15 will not preclude a Party from seeking preliminary injunctive relief in order to reasonably prevent irreparable harm to such Party.

Article 18

Governing Law

This License Agreement will be governed and construed under the laws of the State of Idaho without regard to its conflict of law provisions. Any lawsuits relating to this License Agreement will be brought in a court of competent jurisdiction in the State of Idaho.

Article 19

Notices

All written communication and notices to be submitted between the Parties are to be sent to the following respective addresses:

Battelle Energy Alliance, LLC:	Nano Nuclear Energy Inc.:
USPS Mail Delivery:	[*****]
[*****]

All Other Delivery Services:
[*****]
ATTN: [*****]
E-mail: [*****]	E-mail: [*****]
Phone: [*****]	Phone: [*****]
Fax: [*****]

or any other addresses of which either Party notifies the other Party in writing.

The Parties have executed this License Agreement as evidenced by their respectively authorized representatives signing on the respective date(s) set forth below; however, this License Agreement will be null and void if not fully executed within sixty (60) days from the date of the first signature below:

	Battelle Energy Alliance, LLC		Nano Nuclear Energy Inc.

By:	[*****]	By:	/s/ Jay Yu

	[*****]	Name:	Jay Yu

	[*****]	Title:	Executive Chairman & President

Date:		Date:	April 3, 2024

APPENDIX A LICENSED PATENTS

All U.S. patent(s) and patent applications, including divisionals, reissues, reexaminations, continuations, but not continuations-in-part applications, that issue from or claim priority to:

U.S. Patent No. 11,699,534 granted 07/11/2023, entitled “Devices and Systems for Material Transportation, having BEA Attorney Docket No. BA-1298

APPENDIX B

LICENSE PAYMENT AND ROYALTIES

B1. License Payment

[*****]

B2. Running and Minimum Annual Royalties

[*****]

B3. NON-ROYALTY SUBLICENSE INCOME

[*****]

B4. Payments

All payments owed to BEA under this License Agreement must include a reference to License Agreement No. 23-LA-132 and be sent to:

Mail		Overnight Delivery
	Battelle Energy Alliance, LLC	Battelle Energy Alliance, LLC
	[*****]	[*****]

or wire to: (Please add wire transfer fees to the total amount)

[*****]

To ensure proper recording and verification, a copy of payment documents, regardless of method of payment, must be sent to the Agreements Administrator, via email at [*****], or via physical mail at the address in Article 18 (Notices) above.

B5. Performance Milestones

[*****]

B.5.1 LICENSEE shall notify BEA in writing of completion of each of the specified performance milestones within two (2) months of the completion date. In the event that LICENSEE fails to achieve a performance milestone by the specified date, a written statement to that effect must be furnished by LICENSEE to BEA.

B.5.2 Achievement of the above performance milestones, individually and collectively by LICENSEE, is a material obligation under this License Agreement.

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